Exhibit 99.1

Cancer Genetics Prices Public Offering of Securities

Rutherford, NJ.—(BUSINESS WIRE)—November 6, 2015—Cancer Genetics, Inc. (Nasdaq: CGIX) today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a price to the public of $4.00 per share, with five year warrants to purchase 3,000,000 shares of common stock at an exercise price of $5.00 per share. The gross proceeds to Cancer Genetics from this offering are expected to be $12.0 million before deducting underwriting discounts and commissions and other estimated offering expenses payable by Cancer Genetics.  The underwriters have been granted a 45-day option to purchase up to an aggregate of 450,000 additional shares of common stock and/or 450,000 additional warrants.  The offering is expected to close on or about November 12, 2015, subject to customary closing conditions.

Joseph Gunnar & Co., LLC and Feltl and Company, Inc. are acting as the joint book-running managers for the offering. Axiom Capital Management, Inc. is acting as co-manager for the offering.

A shelf registration statement relating to the shares and warrants was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus supplement related to the offering has been filed with the SEC.  A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement, when available, may be obtained from Joseph Gunnar & Co, LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com or from Feltl and Company, Inc., Prospectus Department, 2100 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, MN 55402, telephone 612-492-8800, email: prospectus@feltl.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cancer Genetics, Inc.
Cancer Genetics Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference labs are focused entirely on maintaining clinical excellence and are both CLIA certified and CAP accredited and have licensure from several states including New York State. We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute.

For more information, please visit or follow us:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This announcement contains “forward-looking statements,” including statements relating to the proposed public offering.  These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and Cancer Genetics cautions stockholders not to place undue reliance on the forward-looking statements contained in this report.  These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not customary closing conditions related to the public offering will be satisfied and statements relating to Cancer Genetics’ expectations regarding the completion and timing of the closing of the public offering, and statements regarding its anticipated use of net proceeds from the offering. There can be no assurance that Cancer Genetics will be able to complete the public offering.  Risks and uncertainties exist related to Cancer Genetics and its business due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. Cancer Genetics undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in Cancer Genetics’ expectations.